Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of Money Market Obligations Trust

In planning and performing our audits of the financial statements of Alabama Municipal Cash Trust,
Arizona Municipal Cash Trust, California
Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia
Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan
Municipal Cash Trust, Minnesota Municipal Cash Trust,
New Jersey Municipal Cash Trust, New York
Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania
Municipal Cash Trust, Virginia Municipal Cash Trust and Federated Tax-Free Trust (seventeen of the portfolios within the Money Market Obligations Trust) (the "Trust") as of and for the year ended
October 31, 2007, in accordance with
the standards of the Public
Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Trust's internal control over financial
reporting.  Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes
policies and procedures that provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the polices or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or
employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will be not prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2007.



This report is intended solely for the
information and use of management
and the Board of Trustees of the
Trust and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified parties.



ERNST & YOUNG LLP


Boston, Massachusetts
December 12, 2007